NBC Capital Corporation Reports Second Quarter Results

      STARKVILLE, Miss., July 21 /PRNewswire-FirstCall/ -- NBC Capital Corporation (Amex: NBY), the holding company for National Bank of Commerce, today reported its results for the second quarter and six-months ended June 30, 2003.

      "NBC's second quarter results were affected by the low interest rate environment, the effects of another interest rate cut by the Federal Reserve and the general softness in the economy," stated Lewis F. Mallory, Jr., chairman and chief executive officer of NBC Capital Corporation. "As expected, interest income declined in the second quarter due to lower interest rates and loan demand compared with the second quarter of last year. Our non-interest income continued to show solid growth and was up over 30% compared with the second quarter of 2002.

      "The low interest rate environment had a positive effect on mortgage fee income that more than tripled from the second quarter of last year. We set a record for mortgage loan closings and mortgage loan volume in June 2003 and our pipeline is also at record levels. We also had excellent gains in our security portfolio during the second quarter as we took advantage of changing interest rates to sell certain securities at a gain and immediately replace them with similar securities with a higher yield.

      "Our asset quality remains very sound. Over the past few quarters, we increased our provision for loan losses to reflect the soft economy and changes in our consumer portfolio. We believe our reserve of $6.0 million provides a solid measure of protection based on the current economic conditions and the credits in our loan portfolio," continued Mr. Mallory.

      Second Quarter Results

      Second quarter net income was $3.5 million, or $0.43 per diluted share, compared with $3.7 million, or $0.45 per diluted share, for the second quarter of 2002. Per share amounts for 2002 are adjusted for the four-for-three stock split distributed on September 9, 2002.

      Total interest income was $12.9 million for the second quarter of 2003 compared with $15.2 million in the second quarter of 2002. The decline in interest income was primarily due to lower interest rates compared with last year. Interest and fees on loans declined 14.6% due to a 71 basis point decline in average rates and a 4.7% decrease in average volume. Interest and dividends on investment securities were down 15.8% compared with the second quarter of 2002 as average yield declined 1.1%, offset somewhat by a 6.2% increase in the investment portfolio.

      "Loan demand remains soft in most of our markets," continued Mr. Mallory. "Commercial, consumer and real estate loans are down in the first half of 2003. Consumer demand is down due to competition with auto manufacturers offering no interest or low interest financing. The decline in real estate loans is due to customers refinancing floating rate loans with low fixed rates loans that we do not carry on our books. In the second quarter, we offset the decline in our real estate portfolio with the purchase of mortgage loans in the secondary market."

      NBC's provision for loan losses increased to $740,000 compared with $630,000 in the second quarter of 2002. The increased provision was primarily related to the consumer loan portfolio.

      Non-interest income rose 30.4% to $5.6 million compared with $4.3 million in the second quarter of 2002. Service charges on deposits were up 9.2% to $1.9 million, trust department income rose 12.1% to $492,000 and mortgage loan income jumped 202% to $719,000 compared with the second quarter of 2002. Gains on sales of securities were $667,000 in the latest quarter. No comparable gains or losses were recorded in the second quarter of 2002.

      Income before taxes was $4.7 million compared with $5.0 million in the second quarter of 2002. The tax rate for the second quarter of 2003 and 2002 was 26.2%.

      Assets totaled $1.07 billion at the end of the second quarter of 2003 compared with $1.05 billion in the second quarter of 2002. Loans totaled $570.7 million in the second quarter of 2003 compared with $597.7 million last year. Average earning assets were $981.6 million compared with $968.5 million in the second quarter of 2002. Return on average assets was 1.3% in the second quarter of 2003 compared with 1.4% in the same quarter of 2002. Return on average equity was 12.6% in the second quarter of 2003 compared with 13.9% in the second quarter of the prior year.

      Six-Month Results

      Net income for the first six months of 2003 was $7.1 million, or $0.87 per diluted share, compared with $7.2 million, or $0.88 per diluted share, in the same period of 2002. Net interest income was $17.0 million in the first half of 2003 compared with $18.8 million in the same period of 2002. Non-interest income rose to $10.9 million in 2003 compared with $8.5 million in the first half of 2002.

      Book value per share was $13.78 at June 30, 2003, and $13.25 at June 30, 2002. Shareholders' equity was $112.6 million and $108.8 million at June 30, 2003 and 2002, respectively.

      2003 Expectations

      NBC's expectations for 2003 earnings are unchanged from the second quarter and are expected to be in the range of $1.63 to $1.70 per diluted share. This compares with 2002 net income per diluted share of $1.73. Expectations for the third quarter of 2003 are for income to be in the range of $0.38 - $0.41 per share compared with $0.44 per share in the third quarter of 2002. Expectations for earnings in the second half of 2003 are based on the continuation of low loan demand and the low interest rate environment.

      Conference Call

      NBC Capital will provide an on-line, real-time Web-cast and rebroadcast of its second quarter results conference call to be held tomorrow, July 22, 2003. The live broadcast of will be available on-line at www.nbcbankline.com under investor information and www.vcall.com beginning at 10:00 a.m. central time. The on-line replay will follow immediately and continue for 30 days.

      About NBC Capital Corporation

      NBC Capital Corporation is a financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in east Mississippi and Tuscaloosa, Alabama. NBC's stock is listed on the American Stock Exchange under the ticker symbol of "NBY."

      Forward-Looking Statements

      This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Report on 10-Q for the quarter ended June 30, 2003, and other reports filed with the Securities and Exchange Commission. NBC Capital Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

                             NBC CAPITAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CONDITION
                                    JUNE 30,
                      (In thousands, except share amounts)

                                                         2003           2002
ASSETS:

Cash and Due From Banks                              $    35,350    $    29,155
Interest Bearing Deposits Due From Banks                     821          1,213
  Total Cash and Due From Banks                           36,171         30,368

Securities:
 Securities Available for Sale                           355,071        326,213
 Securities Held to Maturity                              43,080         45,078
  Total Securities                                       398,151        371,291

Federal Funds Sold and
 Securities Purchased Under Agreement
 To Resell                                                27,433            767

Other Earning Assets                                      15,041         14,286

Loans                                                    570,674        597,743
Less: Reserve for Loan Losses                             (6,042)        (7,044)
  Net Loans                                              564,632        590,699

Bank Premises And Equipment, Net                          14,567         15,188
Interest Receivable                                        6,879          8,117
Other Real Estate Owned                                    1,152          1,538
Goodwill                                                   2,853          2,853
Other Assets                                               6,882         10,523
  Total Assets                                       $ 1,073,761    $ 1,045,630

LIABILITIES AND SHAREHOLDERS' EQUITY:

Non-Interest Bearing Deposits                        $   106,924    $    99,579
Interest Bearing Deposits                                702,558        691,490
  Total deposits                                         809,482        791,069
Interest Payable                                           1,380          1,700
Federal Funds Purchased and
  Securities Sold Under Agreement to Repurchase           16,850         22,897
Federal Home Loan Bank Borrowings                        118,712        107,187
Other Liabilities                                         14,765         13,974
  Total Liabilities                                      961,189        936,827

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized
 50,000,000 shares, Issued - 9,615,806 Shares
 at June 30, 2003 and 7,212,662 Shares at
 June 30, 2002                                             9,616          7,213
Surplus And Undivided Profits                            128,187        123,770
Accumulated Other Comprehensive Income                     2,518          4,644
Treasury Stock at Cost (1,445,328
 shares at June, 30, 2003 and 1,056,002
 shares at June 30, 2002)                                (27,749)       (26,824)
Total Shareholders' Equity                               112,572        108,803
  Total Liabilities And Shareholders' Equity         $ 1,073,761    $ 1,045,630

Note 1: The 2002 amounts have been restated to reflect the adoption of FASB Statement No. 147, "Acquisition of Certain Financial
        Institutions."

                             NBC CAPITAL CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                    (In thousands, except per share amounts)

                                  FOR THE THREE MONTHS      FOR THE SIX MONTHS
                                      ENDED JUNE 30            ENDED JUNE 30

                                   2003          2002        2003         2002
INTEREST INCOME:

Interest And Fees On
 Loans                            $ 8,617      $10,092      $17,338      $20,670
Interest And Dividends On
 Investment Securities              4,258        5,055        9,077        9,874
Other Interest Income                  71           24          165          107
  Total Interest Income            12,946       15,171       26,580       30,651

INTEREST EXPENSE:

Interest On Deposits                3,338        4,277        6,966        9,003
Interest On Borrowed Funds          1,300        1,389        2,623        2,819
  Total Interest Expense            4,638        5,666        9,589       11,822
  Net Interest Income               8,308        9,505       16,991       18,829
Provision For Loan Losses             740          630        1,490        1,260
 Net Interest Income After
 Provision For Loan Losses          7,568        8,875       15,501       17,569

OTHER INCOME:

Service Charges On Deposit
 Accounts                           1,890        1,731        3,683        3,331
Trust Department Income               492          439          904          878
Insurance Commission and
 Fee Income                         1,038        1,064        2,256        1,965
Mortgage Loan Fee Income              719          238        1,159          641
Other Non-Interest Income             816          841        1,576        1,576
Gains (Losses) On Securities
  - Net                               667           --        1,368           91
  Total Other Income                5,622        4,313       10,946        8,482

OTHER EXPENSE:

Salaries & Employee
 Benefits                           5,011        4,932        9,993        9,792
Net Premises And Fixed
 Asset Expense                      1,154        1,170        2,347        2,316
Other Operating Expense             2,277        2,075        4,517        4,098
  Total Other Expense               8,442        8,177       16,857       16,206

Income Before Income Taxes          4,748        5,011        9,590        9,845
Applicable Income Tax
 Expense                            1,245        1,313        2,504        2,602
  Net Income                      $ 3,503      $ 3,698      $ 7,086      $ 7,243

Earnings Per Share:
 Basic                            $  0.43      $  0.45      $  0.87      $  0.88
 Diluted                          $  0.43      $  0.45      $  0.87      $  0.88

Average Weighted Shares:
 Primary                        8,182,213    8,223,389    8,176,313    8,229,904
 Diluted                        8,192,775    8,235,683    8,187,040    8,239,405

Note 1: The 2002 amounts have been restated to reflect the adoption of FASB Statement No. 147, "Acquisition of Certain Financial Institutions."

Note 2: The 2002 Earnings Per Share amounts and the Average Weighted Shares outstanding have be restated for the 4 for 3 stock split, accounted for as a stock dividend, that occurred during the third quarter of 2002.

                             NBC CAPITAL CORPORATION
                              FINANCIAL HIGHLIGHTS
                  (amounts in thousands except per share data)

FOR THE THREE MONTHS ENDED JUNE 30:                2003            2002

Net Earnings                                   $    3,503      $    3,698
Basic and Diluted Earnings Per Share                 0.43            0.45
Cash Dividends Per Share                             0.22            0.22

ANNUALIZED RETURNS
Return on Average Assets                              1.3%            1.4%
Return on Average Equity                             12.6%           13.9%


FOR THE SIX MONTHS ENDED JUNE 30:                  2003            2002

Net Earnings                                   $    7,086      $    7,243
Basic and Diluted Earnings Per Share                 0.87            0.88
Cash Dividends Per Share                             0.44            0.43

ANNUALIZED RETURNS
Return on Average Assets                              1.3%            1.4%
Return on Average Equity                             12.7%           13.8%


SELECTED BALANCES AT JUNE 30:                      2003            2002

Total Assets                                   $1,073,761      $1,045,630
Deposits and Securities Sold Under
 Agreements to Repurchase                         826,332         811,966
Loans                                             570,674         597,743
Total Securities                                  398,151         371,291
Shareholders' Equity                              112,572         108,769
Market Price Per Share                              25.30           28.50
Book Value Per Share                                13.78           13.25

Note 1: The 2002 amounts have been restated to reflect the adoption of FASB Statement No. 147, "Acquisition of Certain Financial Institutions."

Note 2: The per share amounts for 2002 have been restated for the 4 for 3 stock split, accounted for as a stock dividend, that occurred during the third quarter of 2002.

SOURCE  NBC Capital Corporation
    -0-                             07/21/2003
    /CONTACT: Richard T. Haston of NBC Capital Corporation, +1-662-324-4258/ /Audio: http://www.vcall.com /
    /Web site:  http://www.nbcbankline.com /
    (NBY)

CO:  NBC Capital Corporation; National Bank of Commerce
ST:  Mississippi
IN:  FIN
SU:  ERN ERP CCA